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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     The following is a list of all subsidiaries of the Registrant at July 31, 1995, showing the percentage of voting securities owned by the Registrant or one or more of its other subsidiaries:

                                                                             PERCENTAGE                    PERCENTAGE
                                                                             OF VOTING                     OF VOTING
                                                                             SECURITIES                    SECURITIES
                                             STATE OR COUNTRY                 OWNED BY                      OWNED BY
      CORPORATE NAME OF SUBSIDIARY           OF INCORPORATION               DIGICON INC.                   THE PARENT
----------------------------------------   ---------------------        --------------------          --------------------
Digicon Geophysical Corp................   Delaware                               100%
  Digicon Exploration, Ltd..............   Delaware                                                           100%
  Digicon Geophysical Limited(4)........   United Kingdom                                                      49% (2)
  Digicon Russia, Inc...................   Delaware                                                           100%
  Infoshare Technology, Inc.............   Texas                                                              100%
  Digicon/GFS Inc.......................   Mississippi                                                        100%
  Digicon Nederland B.V.................   Netherlands                                                        100%
     Digicon (Malaysia) Sdn. Bhd........   Malaysia                                                            70%
     Digicon Geophysical Limited(4).....   United Kingdom                                                      51% (1)
     Digicon (Asia) Sdn. Bhd............   Brunei                                                             100%
     Seismic Exploration (Nederland)
       B.V..............................   Netherlands                                                        100%
       P.T. Digicon Mega Pratama........   Indonesia                                                           80% (3)
     Digicon de Venezuela C.A...........   Venezuela                                                          100%
     Digicon (Canada) Inc...............   Canada                                                             100%
     Digicon (Far East) Pte. Ltd........   Singapore                                                          100%
     Digital Exploration (Nigeria)
       Limited..........................   Nigeria                                                             60%
  Seismic Company of America, Inc.......   Delaware                                                           100%
     Euroseis, Inc......................   Delaware                                                           100%
Digicon (Nigeria) Limited...............   Nigeria                                 60%
Digicon Finance N.V.....................   Netherlands Antilles                   100%

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(1) The remaining 49% is owned by Digicon Geophysical Corp.

(2) The remaining 51% is owned by Digicon Nederland B.V.

(3) The Company has granted an option to the minority shareholder pursuant to which such shareholder may increase his equity interest to 59% and reduce the Company's interest to 41%.

(4) Formerly Digital Exploration Limited.